EXHIBIT 10.01
  APC PRODUCTS COMPANY HELP DESK SERVICES AGREEMENT

  This agreement ("Agreement")is between CANMAX Retail Systems Inc., a Wyoming corporation having a place of business at 150 West Carpenter Freeway, Irving, Texas, 75039 ("CANMAX") and ARCO Products Company, a division of Atlantic Richfield Company, a Delaware corporation, and Prestige Stations Inc., a Delaware corporation and a wholly owned subsidiary of Atlantic Richfield Company, a Delaware corporation, both having a place of business at, 4 Centerpointe Drive, La Palma, CA 90623-1066 (collectively herein known as "APC").

  CANMAX will provide the following services described in this Agreement.

  1. Services. CANMAX shall provide the resources and services as set
     forth in the attached Schedule A ("Help Desk Services").   Help
     Desk Services will be performed at APC locations as noted in Exhibit A ("Site Profiles Report").

  2. Performance Standards. The obligations of the parties with regard to the delivery of Help Desk Services shall be in accordance with the terms set forth in the attached Schedule B ("Performance
     Standards and Acceptance Criteria").

  3. Payment and Taxes. APC agrees to pay CANMAX for the Help Desk Services in the amounts and at the times set forth in attached Schedule C ("Payments and Taxes").

  4. Other Terms and Conditions. Other terms and conditions which apply to this Agreement are set forth in attached Schedule D.

  Effective Date:          June 6, 1997.

  Term:               December 31, 1999

  The parties have executed this Agreement on this 6th day of June, 1997.

  ARCO Products Company                   CANMAX Retail Systems, Inc.
  A Division of Atlantic Richfield        a Wyoming corporation

  By:   /s/  Jim Davis                    By:   /s/  W. C. Doolittle

  Name:      Jim Davis                    Name:      W. C. Doolittle

  Title:  Procurement Mgr.                Title: VP Sales & Marketing

  Date:  June 2, 1997                     Date:  June 6, 1997

  Prestige Stations, Inc.,
  a Delaware corporation

  By:   /s/  Jim Davis

  Name:      Jim Davis
  Title:     Procurement Mgr.
  Date:      June 2, 1997
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                                SCHEDULE  A

  SERVICES

  1. Help Desk Services. CANMAX will provide first-line Help Desk Services as set forth below to the APC owned and franchisee owned stores identified in Exhibit A. Each store is considered an individual "Site"; collective "Sites" are designated in Exhibit
     A - "Site Profiles Report" for the following software / hardware products:

  Point of Sale (POS) System Hardware/Software
  .  NCR 2760 Hardware
  .  NCR 7054 Hardware
  .  NCR MRX Operating System
  .  NCR DOS Operating System

  In-Store Processor (ISP) Hardware/Software
  .  ISP Hardware
  .  SCO Xenix Operating System (Version 02.03.04)
  .  CANMAX C-Serve Software (Version 01.05.03C)

  Miscellaneous Hardware/Software associated with POS System:
  .  Modems
  .  Mlink Communications Software (Version 6.07)
  .  Suntronics Island Card Readers

  Disk Space Monitoring:
     CANMAX shall access stores remotely via Mlink to check hard disk usage to ensure hard disk space is available to enable daily operations and prevent the hard disk from reaching capacity. Disk space will be cleared to ensure ongoing uninterrupted operation.

  Reset Day Numbers:
     CANMAX shall access stores remotely via Mlink to check system status on day 255. If the store is close to day 255 (greater than day 250), the CANMAX Help Desk will coordinate with the site to schedule to reset the Site to day 1.

     CANMAX will use commercially reasonable effort to perform the Help Desk Services. Some problems may be related to systems and/or equipment not supported by CANMAX under this Agreement. In such situations, however, CANMAX will, to the extent practicable and reasonable, assist APC in the diagnosis of the problem.

  2.      Other Services.

  . Help Desk Services include, but are not limited to, general assistance and guidance that may from time to time be required in reference to the operation of the software applications. This service will include reasonable assistance in restarting the system after a power failure resulting from conditions other than those created by APC or by any hardware failures.

  . At APC's request, CANMAX will train APC personnel in operational matters or assist in data file recreation under mutually agreed upon terms and conditions to be set forth in a written supplement to this Agreement, or as set forth in Exhibit D or as set forth on specific APC Purchase Order.

  . APC may, at its option and under mutually agreed upon terms and conditions, request assistance from CANMAX with problem resolution at specific APC sites.

  . At APC's request, CANMAX will evaluate Requests for Enhancement to the C-Serve software which may be necessary for APC business operations. Such development effort will be subject to an initial Technology Review to determine if such changes are technically feasible with the current configuration for hardware, software and operating system. Such development effort will be set forth in a written supplement to this Agreement or on an APC Purchase Order. CANMAX will provide full and complete quotes on rates to complete necessary work.

  . CANMAX shall maintain a current database of hardware, software, and pertinent Site information as provided by APC for all Sites listed on Exhibit A to this Schedule A.

  . CANMAX shall maintain a Help Desk Operational Procedure Manual, (the "Manual"), as attached in Exhibit B to this Schedule A, detailing Help Desk procedures, including but not limited to, general information about Help Desk Services provided; contact names; hours of operation; contingency planning; Site information; guidelines for logging, dispatching, and escalating calls; and system monitoring and monthly performance reporting. The initial Manual must be approved by APC and CANMAX prior to adoption for use. Upon mutual consent of APC and CANMAX, the initial Manual may be modified or revised through the Change Control Process set forth in Exhibit C to this Schedule A.


                                SCHEDULE B

            PERFORMANCE  STANDARDS  AND  ACCEPTANCE  CRITERIA


  Help Desk Services will be performed according to the standards and operational processes and procedures set forth in the Manual, which shall be maintained by the CANMAX Help Desk Manager. The parties agree that the current Manual attached in Schedule A, Exhibit 2, will provide the standards for the delivery of, and the obligations of the parties with respect to, Help Desk Services.

                                SCHEDULE C

                             PAYMENTS & TAXES
  Payment.

  In accordance with the Agreement, APC will pay CANMAX and CANMAX shall accept payment as full compensation for Help Desk Services delivered to APC.

  For each Site, documented as active on the first day of each month, CANMAX will charge APC:

            Charge                             Active Sites
            $129.33 per month per Site         409+ Sites - 250 Sites
            $196.33 per month per Site         249  Sites - 100 Sites

  In the event the total number of Sites supported by CANMAX become fewer than 100, a maximum of $259.33 per month per Site, may be charged.

  Invoicing.

  During the term of this Agreement, CANMAX agrees to collect payment from APC with quarterly invoices that will be billed on the third work day of each month.

  Invoices should detail, by Site, all charges and fees. Original invoice should be sent to the following address:

            ARCO Products Company
            Attn:  Accounts Payable
            4 Centerpointe Drive
            LaPalma, CA  90623-1066

  A duplicate Invoice should be sent to:

            Richard Ring
            4 Centerpointe Drive
            LaPalma, CA  90623-1066

  for review and approval at least 15 days prior to expected payment date.

  Site System Installations.

  APC will notify CANMAX, either via fax or electronic correspondence when a Site is no longer (active) operating the POS System or if a new Site is added to be serviced. CANMAX shall only charge for Sites that were active on the first day of each month. However, if a Site continues to request services, after CANMAX has been notified by APC that the Site should no longer be active, the Site may continue to be charged for each month in which a service was requested. CANMAX will notify APC, either via fax or electronic correspondence, each time a request for service comes from a Site that is not considered active.

  Taxes.

  APC shall pay any sales or use taxes applicable to services rendered under this Agreement.

                                SCHEDULE  D

  OTHER TERMS  AND  CONDITIONS

  Term and termination

  Either party may terminate this Agreement without cause with written notice of 120 days.

  General:

  Invoices are payable net 15 days. Past due payments shall bear interest at the rate of 10% per annum until paid.

  CANMAX shall bill APC at a rate of $100.00 per hour for training personnel on operational matters or assisting with data file recreation. A written estimate and approval for such work must be obtained in advance from APC prior to such work being charged on an invoice.

  CANMAX shall charge APC CANMAX's cost for priority communications including mail, courier or other specific expediting procedures that may be requested by APC.

  In contacting the CANMAX Help Desk, APC will use the CANMAX
  Emergency Hotline (1-800-945-7500). CANMAX will contact APC through the APC Regional Help Desk at 1-800-ARCO-FIX.

  Help Desk Services that are required as a result of sole negligence on the part of APC, its officers, employees, third parties or other authorized personnel having access to the system, whether due to non-conformance to operating procedure, damages resulting from other than CANMAX application software or external causes, will be at the expense and responsibility of APC.

  APC agrees that CANMAX shall not in any event be responsible for incidental, special or consequential damages including, without limitation, lack of anticipated profits arising out of the transactions covered by this Agreement. In no event shall CANMAX have any liability to APC arising from the acts or omissions of third parties.

  This Agreement shall not be assignable by either party hereto
  without prior written consent of the other party,   except that
  APC may assign this Agreement to any affiliated company or to any successor to APC of that portion of its business in which the supported software is utilized. For purposes of this section, the parties agree that a change in the equity ownership of either party shall not constitute an assignment of this Agreement.

  This Agreement shall be governed by and construed according to the laws of the state of Texas, USA, without regard to applicable conflicts of laws principles.